UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 8, 2016

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 8, 2016, SIGA Technologies, Inc. (“SIGA” or the “Company”), a Delaware corporation, filed a Notice of Extension of PharmAthene Allowed Claim Treatment Date (the “Notice”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in connection with the Company’s previously disclosed Third Amended Chapter 11 Plan, confirmed by Order of the Bankruptcy Court, dated April 8, 2016 (the “Plan”). The Notice states that, pursuant to Sections 1.58 and 4.3(b) of the Plan, SIGA has notified PharmAthene, Inc. of its intention to satisfy the previously disclosed judgement owed to PharmAthene, Inc. (the “PharmAthene Allowed Claim”) under Section 4.3(b)(1)(A) (Option 1) of the Plan.  Under the terms of the Plan, such notification does not preclude treatment of the PharmAthene Allowed Claim under Section 4.3(b)(1)(C) (Option 3) of the Plan or under Section 4.3(b)(1)(D) (Option 4) of the Plan, or the treatment of the PharmAthene Allowed Claim as set forth in Section 4.3(b)(ii) of the Plan.

In connection with the foregoing, SIGA has paid to PharmAthene $20,000,000 (the “Payment”) and, as a consequence thereof, the deadline for treatment of the PharmAthene Allowed Claim under the Plan has been automatically extended for 90 days to and including October 19, 2016.

As provided in Section 4.3(b)(iv)(C) of the Plan, if the PharmAthene Allowed Claim ultimately is treated under Section 4.3(b)(i)(A) (Option 1) of the Plan, the Payment shall be credited dollar for dollar against the payments to be made by SIGA pursuant to such treatment.  If the PharmAthene Allowed Claim ultimately is treated under Section 4.3(b)(i)(C) (Option 3) or Section 4.3(b)(i)(D) (Option 4) of the Plan, or if the PharmAthene Allowed Claim is to be treated as set forth in Section 4.3(b)(ii) of the Plan, the Payment shall be retained by PharmAthene and shall not be refundable under any circumstances.

The foregoing description is qualified in its entirety by reference to the text of the Notice, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Notice of Extension of PharmAthene Allowed Claim Treatment Date, dated July 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: July 8, 2016